UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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JPMorgan Chase & Co.

2023 Proxy Supplemental Presentation

April 2023

Executive Summary

We listened to shareholder feedback:

Ongoing discussions with shareholders to consider your perspectives on our practices

- Since the beginning of 2022[1], we've solicited feedback through 172 engagements, representing approximately half of the Firm's outstanding common stock
- Shareholder discussions centered on our response to the Say-on-Pay vote at our 2022 Annual Meeting

A	**Say-on-Pay Response**	We have included in our Proxy a discussion of our expanded shareholder outreach, what we heard from shareholders in understanding the vote against Say on Pay in 2022 and the actions the Board has taken in response to shareholders' concerns
B	**Executive Compensation**	We enhanced our Compensation Discussion and Analysis with new disclosures about how pay mix and incentive compensation are structured and how compensation was determined in 2022
C	**Board Composition**	Our Lead Independent Director provides a strong counterbalance to the Chair. We have achieved exceptional performance under this leadership structure. Our ongoing recruitment and renewal has seen the Board expand in size with the appointment of two new and highly skilled directors
D	**Climate**	Our 2022 Climate Report disclosed: targets for six key sectors; annual progress against our targets; how we assess our in-scope clients' emissions and decarbonization plans as one element of our transaction-level decision making; and our intent to disclose absolute emissions in these key sectors in 2023
E	**Other Shareholder Proposals**	We recommend voting against the shareholder proposals, including on independent chair

For additional information and footnotes, please see slide 15

We focused our engagements on executive compensation, and shareholders were primarily focused on the one-time awards

Key Shareholder Engagement Highlights

128	172	49%	20%[1]
shareholders contacted	shareholder meetings	common shares outstanding	engaged with Lead Independent Director

WHAT WE DID

Prior to the 2022 Annual Meeting, a third of our time with shareholders was spent discussing their executive compensation concerns

- More than 80% of the time on executive compensation was spent on the 2021 one-time awards, indicative of shareholders' primary concern
- The decision to grant one-time awards and their quantitative impact on shareholders' pay-for-performance assessment models was the key focus for shareholders and why they reported that they ultimately voted against the Say-on-Pay proposal

Following the 2022 Annual Meeting, a third of our time with shareholders was spent discussing their expectations for executive compensation going forward

- 75% of the time on executive compensation was spent on the 2021 one-time awards and what shareholders considered the appropriate response to address their concerns

WHAT WE HEARD

Most shareholders gave primary feedback that they:

- **Disfavor one-time awards** and requested a commitment of no more grants to the current CEO
- Felt the one-time special awards **lacked direct performance conditions** that would have mitigated their concerns

Some shareholders gave additional feedback that while not the driver of their Say-on-Pay vote they:

- Wanted a better understanding of **how the Compensation & Management Development Committee (CMDC) assesses Operating Committee (OC) member performance**
- Requested **limitations, guardrails and disclosure on the CMDC's discretion** in determining cash incentives

Shareholders' primary requests in order to support our Say-on-Pay resolution in 2023 were commitments from the Board in 2023 to grant no future special awards to Mr. Dimon; and to consider direct performance conditions if any other NEO were to receive a future special award under appropriate and rare circumstances

For additional information and footnotes, please see slide 15

We responded to shareholders' concerns by enhancing our executive compensation program in several ways

Shareholder Feedback	Our Response: New policy and compensation structures informed by shareholder feedback
Most shareholders **disfavor one-time special awards** and requested a commitment of no more special grants to the current CEO	• One-time awards are not a common practice and the **CMDC has unequivocally committed to shareholders that future special awards will not be granted to Mr. Dimon** • The **CMDC has also extended this commitment to Mr. Pinto,** and for 2022 and going forward the CMDC has decided to align Mr. Pinto's compensation structure with that of Mr. Dimon, such that Mr. Pinto will no longer receive equity in RSUs, only PSUs • The CMDC has confirmed that no one-time special awards are currently under consideration for the Firm's other Named Executive Officers ("NEOs")
Most shareholders felt the one-time special awards **lacked direct performance conditions** that would have mitigated their concerns	• The **CMDC has unequivocally committed that if a future one-off special grant is considered for other NEOs it will include direct performance conditions**; for example, such as those that currently exist in our annual PSU awards • Any such grants to NEOs would only be under appropriate and rare circumstances

Some shareholders wanted to better understand **how the CMDC assesses Operating Committee member performance**	• The CMDC assesses OC member performance by applying:
	  ◦ ~50% weighting to business results ("the what")
	  ◦ ~50% weighting to qualitative factors ("the how")
	• The CMDC has **unlimited downward discretion** to adjust variable compensation in the event of a significant shortcoming in any one dimension. No single performance dimension in isolation determines compensation.

Some shareholders requested **limitations, guardrails and disclosure on the CMDC's discretion** in determining cash incentives	• New for 2022 and going forward, the **CMDC introduced a policy that caps Mr. Dimon's annual cash incentive award at 25% of his total compensation** • The same annual cash incentive award cap also applies to Mr. Pinto for 2022 and going forward • The **CMDC used its discretion to not grant the maximum cash award of $8.6M** to Mr. Dimon in 2022, limiting it to $5M[1], resulting in 85% of his incentive compensation being awarded in at-risk PSUs, the highest ratio of at-risk performance-based awards among his peers ◦ The total cash compensation awarded to Mr. Dimon of $6.5M is consistently among the lowest and well below the $9.0M median of the total cash amounts paid to his peers[2]


Business Results
+
Risk, Controls & Conduct
+
Client/ Customer/ Stakeholder
+
Teamwork & Leadership
=
OC Member Performance
~50% weighting on "the what"
~50% weighting on qualitative considerations, "the how"


$1.5M
$5.0M
$3.6M cash award opportunity not paid in cash (paid in PSUs)
$28.0M
$34.5M
Salary
Cash Award
PSUs
Total Compensation
Total Cash: $6.5M

For additional information and footnotes, please see slide 15

New disclosures were also added as a result of the Board's review of our compensation program

A EXPLAINING THAT THERE ARE NOT SEPARATE SHORT- AND LONG-TERM INCENTIVE PLANS (SLIDE 6)

Cash Awards, RSUs and PSUs are all determined based on the annual performance assessment before additional performance and vesting periods are applied to equity grants. The sequence of the process is as follows (see pages 41 and 42 in Proxy):


Assess performance
Determine total compensation based on that performance
Establish the appropriate pay mix of total compensation
Establish the appropriate variable pay mix of cash and long-term equity
Grant cash and equity awards

B EXPLAINING HOW THE CEO'S ANNUAL PAY WAS DETERMINED (SLIDE 5)

To provide additional clarity on how the CMDC considers the amount of the CEO's annual pay relative to peers, we substantially enhanced our quantitative and graphical disclosure to demonstrate that:

- The CMDC strongly **emphasizes assessing sustained performance over the long-term**; and
- **Our CEO's pay is in line with or below that of our peers**, despite our larger size, scale, complexity, global reach and consistently stronger earnings (see pages 43 and 44 in Proxy)

C EXPLAINING HOW THE CMDC REVIEWS THE RIGOR OF PSU PERFORMANCE HURDLES EACH YEAR (SLIDE 7)

- **CMDC reviews and calibrates ROTCE[1] hurdles each year** based on:
  1. Medium- and long-term market conditions;
  2. Historical ROTCE performance in the banking industry; and
  3. The current outlook on ROTCE over the next three years
- **CMDC limits above target payouts to when the firm outperforms** the majority of its competitors or exceeds its absolute ROTCE threshold, while discouraging excessive risk taking
- **CMDC considered alternative performance measures including TSR** and chose to maintain ROTCE given its strong correlation to long-term TSR outperformance. The CMDC considers ROTCE the most appropriate and comprehensive metric of long-term operating performance, which is more directly influenced by management effectiveness (see quantitative analysis on page 51 in Proxy)

D ESG FACTORS IN ANNUAL PERFORMANCE ASSESSMENTS (SLIDE 6)

Environmental & social, human capital, and governance factors are considered in the assessment of the three qualitative performance dimensions. These qualitative performance dimensions comprise a ~50% weighting in annual performance assessments (see page 47 in Proxy)

Qualitative Performance Dimensions

- Risk, Controls & Conduct
- Client / Customer / Stakeholder
- Teamwork & Leadership

For additional information and footnotes, please see slide 15

The CMDC determined 2022 pay, referencing the Firm's annual and long-term operating performance and ROTCE, including over the recent pandemic cycle

Among other metrics, the CMDC considered that the Firm achieved managed revenue[1] of $132.3B, which was a record for the fifth consecutive year, as well as strong net income of $37.7B and ROTCE[1] of 18%, which is among the highest of our peers.

In particular, the CMDC concluded that the Firm's 2022 pre-tax income excluding Loan Loss Reserves ("ex. LLR")[1] of $53B reflects the strength and stability of our operating performance during the three years marked by the pandemic and subsequent reopening of the global economy (see page 43 in Proxy)

- During these three years (2020-2022), loan loss reserves introduced volatility to the Firm's reported financial performance as we built approximately $16B in reserves during the first six months of the crisis, and then released the equivalent in the next six quarters (see page 6 of Annual Report)
- Without the impact of our loan loss reserves, we achieved a 4% increase in pre-tax income[1] in 2022, in addition to a record result for managed revenue[1] for the fifth consecutive year which was up 6%
- As required by the SEC's new disclosure rules, the Firm has identified pre-tax income (ex. LLR) as one of the most important financial measures used to link 2022 executive compensation to performance (see page 77 in Proxy)

Since Mr. Dimon became CEO, deliberate investments in the Firm's long-term future have yielded annual ROTCE[1] results that have consistently outperformed that of our PSU performance group ("PSU peers[2]") by ~400 bps on average (see page 44, 51 in Proxy)

FIRM'S ANNUAL ROTCE VS. PSU PEER AVERAGE ROTCE


40%
30%
20%
10%
0%
-10%
JPM ROTCE (%)
PSU Peer Average ROTCE (%)
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
JPM: 15% 24% 22% 6% 10% 15% 15% 15% 11% 13% 13% 13% 12% 17% 19% 14% 23% 18%
PSU Peer: 27% 33% 24% -6% 14% 13% 11% 7% 9% 8% 6% 6% 4% 11% 9% 7% 14% 10%

JPMORGAN CHASE PRE-TAX INCOME[4]


Pre-tax Income ($B)
Pre-tax Income (ex. LLR) ($B)
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$47.6
$51.0
$51.1
$53.3
$47.6
$38.8
$63.2
$49.7
2019
2020
2021
2022

Our relative CEO pay-for-performance alignment has been consistently strong and more efficient than our primary peers (as listed below)

3-YEAR AVERAGE ANNUAL CEO PAY AS A % OF PROFITS (2020-2022)[3]


JPMorgan Chase 0.09%
Bank of America 0.11%
Citigroup 0.14%
Wells Fargo 0.17%
Goldman Sachs 0.18%
Morgan Stanley 0.27%
American Express 0.44%

The Firm's average percentage of net income paid to Mr. Dimon continues to rank among the lowest of our peers, demonstrating our ***strong pay-for-performance alignment, and a more efficient CEO pay allocation ratio***

For additional information and footnotes, please see slide 15

Our disciplined pay for performance framework holistically assesses performance to determine total compensation and pay mix

1 **The Firm's Business Principles and strategic framework form the basis of how OC members determine their annual strategic priorities against which their performance and compensation are evaluated**

Business Principles			
Strategic Framework			
~50% weighting on **"the what"**	~50% weighting on **"the how"**		
Business Results	Risk, Controls & Conduct	Client / Customer / Stakeholder	Teamwork & Leadership
	Governance	***Environmental & Social***	***Human Capital***

Considerations of ESG-related factors are embedded in the qualitative performance dimensions that comprise responsible leadership, thoughtful governance and sustainability.

2 **For total compensation (pay level), the CMDC evaluates various pay scenarios in light of the following considerations to inform their judgment:**

- **A** Performance, based on the four broad assessment dimensions
- **B** Value of the position to the organization and shareholders over time (i.e., "value of seat")
- **C** The example they set for others by acting with integrity and strengthening the Firm's culture
- **D** External talent market (i.e., market data)

3 **Once the CMDC determines total compensation, it then establishes the appropriate variable pay mix between an annual cash award and long-term equity, including PSUs and RSUs**

	Total Compensation	
Fixed	**Salary**	• Fixed portion of total pay that enables us to attract and retain talent • Only fixed source of cash compensation
Variable	**Cash Award**	• Provides a competitive annual cash award opportunity • Payout determined and awarded in the year following the performance year • Represents less than half of variable compensation
Variable	**RSUs**	• RSUs serve as a strong retention tool
Variable	**PSUs**	• PSUs reinforce accountability through objective targets based on absolute and relative ROTCE • PSU goals are the same for the entire award term • PSU payout of 0–150% is settled in shares

4 **The CMDC aligns compensation with long-term shareholder value using equity compensation with long vesting periods and additional holding periods**

Grants based on 2022 performance period	CEO	NEOs[1]	*Post grant vesting and performance periods:* 2023	2024	2025	2026	2027
Cash	15%	40%					
RSUs	0%	30%		50% Payout	50% Payout		
PSUs	85%	30%	Performance Period *0% - 150% payout based on ROTCE*			2-year hold post-vesting *Shares available in 2028*	

Our pay-for-performance compensation program is designed to align the long-term interests of our employees with those of our shareholders by emphasizing sustained value and reinforcing personal accountability

For additional information and footnotes, please see slide 15

The CMDC reviews and sets ROTCE thresholds each year for that year's PSU award with a focus on rigor

Since PSUs were first introduced, we have received ongoing positive shareholder support for this aspect of our executive compensation program. **The CMDC reviews the design and associated metrics of the PSU program with each grant with a focus on rigor and have periodically made changes in design, including those responsive to shareholder feedback.**

CONSISTENT OUTPERFORMANCE

- The Firm's consistent relative outperformance of our eleven PSU peers is demonstrated by the strength of our 3-year average ROTCE[1] outperformance over the last 10 years
- The Firm's 3-yr average ROTCE has been in the top quartile relative to our PSU peers for the last 5 years and has ranked first in 4 of those 5 years

3-YEAR AVERAGE ROTCE OF THE FIRM RELATIVE TO PSU PEERS OVER THE PAST 10 YEARS


JPM
PSU peers
70%
60%
50%
40%
30%
20%
10%
0%
<6%
6-12%
12-15%
15-18%
>18%
ROTCE Range

ASSESSING THE RIGOR OF ROTCE HURDLES

- The CMDC calibrated the upper ROTCE goal of the 2022 PSUs, representing exceptional financial performance over the 3-year performance period, at 18% or more; and the lower ROTCE threshold, representing weak financial performance over the same period, at below 6%
- Of the 3-year performance periods for the Firm and our PSU peers in the last 10 years, only once have our PSU peers achieved ROTCE of 18%, demonstrating the rigor of our upper PSU goal
- Our PSU peers have collectively reported 3-year average ROTCE of <6% for 35% of the time during that period, demonstrating the rigor of our lower absolute PSU threshold

STRONG CORRELATION TO TSR

- There is a strong correlation between long-term operating performance, as represented by ROTCE, and shareholder returns, as represented by TSR
- After considering the merits of ROTCE, TSR and other performance measures, the CMDC chose to maintain ROTCE as the most appropriate and comprehensive metric for the 2022 PSU award
- The CMDC believes ROTCE is still the most appropriate metric as PSUs should incentivize strong, long-term operating performance, which is more directly influenced by management

FIRM AND PSU PEERS COMBINED 5-YEAR AVERAGE TSR PERFORMANCE BY ROTCE QUARTILE (2017-2021)


JPMC is here
130%
90%
50%
10%
-30%
5-Year Avg. TSR
Bottom (2% avg. ROTCE)
Third (8% avg. ROTCE)
Second (13% avg. ROTCE)
Top (15% avg. ROTCE)
5-Year Avg. ROTCE Quartile

For additional information and footnotes, please see slide 15

We elected two new Board directors through our ongoing recruitment and renewal process

When selecting and recruiting candidates, the Board looks for candidates with a diversity of experience, perspectives and viewpoints, as well as diversity with respect to gender, race, ethnicity and nationality. Since our last annual shareholder meeting, the Board elected Alex Gorsky and Alicia Boler Davis to the Board effective July 2022 and March 2023, respectively.



Alex Gorsky, 62

Retired Chairman & CEO of Johnson & Johnson

Mr. Gorsky's leadership positions at Johnson & Johnson and on public company boards have provided him with extensive expertise in international business operations, technology and regulated industries.

Career Highlights

Johnson & Johnson, a global healthcare company

- Executive Chairman (2022)
- Chairman, Chief Executive Officer, Chairman of the Executive Committee (2012-2021)
- Worldwide Chairman of the Surgical Care Group and member of the Executive Committee (2009)
- Worldwide Chairman of the Medical Devices and Diagnostics Group (2009)
- Company Group Chairman for Ethicon (2008-2009)
- Company Group Chairman, Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa (2003-2004)
- President, Janssen Pharmaceutical Inc. (2001-2003)

Novartis Pharmaceuticals Corporation

- Head of the pharmaceutical business in North America (2004-2008)

Current public company directorships (including JPMC): 3



Alicia Boler Davis, 54

CEO of Alto Pharmacy, LLC

Ms. Davis' leadership roles at Alto Pharmacy, Amazon and General Motors have provided her with deep expertise in technology, international business and customer service operations.

Career Highlights

Alto Pharmacy, LLC, a digital pharmacy

- Chief Executive Officer (since 2022)

Amazon.com, Inc., a global e-commerce company

- Senior Vice President, Global Customer Fulfillment (2021-2022)
- Senior Team Member (2020-2022)
- Vice President, Global Customer Fulfillment (2019-2021)

The General Motors Company, multinational automotive manufacturing company

- Executive Vice President, Global Manufacturing and Labor Relations (2016-2019)

Current public company directorships (including JPMC): 1

Board nominees bring leadership experience, skills and diversity aligned with the Firm's business and strategy, with a well-balanced mix of tenure

Meet Our Board



Stephen Burke, 64
Tenure: 19
LID, CMDC, CGNC*



Linda Bammann, 67
Tenure: 10
RC, CMDC*



Todd Combs, 52
Tenure: 7
CGNC, CMDC*



James Crown, 69
Tenure: 19
PRC, RC*



Alicia Boler Davis, 54
Tenure: -
Not yet assigned



James Dimon, 67
Tenure: 19
Chairman



Timothy Flynn, 66
Tenure: 11
*AC**



Alex Gorsky, 62
Tenure: 1
RC



Mellody Hobson, 54
Tenure: 5
PRC, RC



Michael Neal, 70
Tenure: 9
AC, PRC



Phebe Novakovic, 65
Tenure: 3
AC



Virginia Rometty, 65
Tenure: 3
CGNC, CMDC

Committee Legend	
LID	Lead Independent Director
CMDC	Compensation & Management Development Committee
CGNC	Corporate Governance & Nominating Committee
AC	Audit Committee
RC	Risk Committee
PRC	Public Responsibility Committee

*asterisk indicates Chair of committee

PERCENTAGE OF BOARD MEMBERS WITH RELATED EXPERIENCE & SKILLS


Finance and Accounting
Financial Services
International Business Operations
Leadership of a Large, Complex Organization
Management Development, Succession Planning and Compensation
Public Compay Governance
Technology
Regulated Industries
Risk Management and Controls
ESG Matters
0%
20%
40%
60%
80%
100%

BOARD AND COMMITTEE ATTENDANCE

The full Board met 9 times in 2022. All directors other than Ms. Hobson attended 100% of the total meetings of the Board and the committees on which he or she served in 2022.

Due to family health-related issues, Ms. Hobson attended less than 75% of the total meetings of the Board and the committees on which she served in 2022. The Board has confidence in Ms. Hobson's commitment to the Board. During the three consecutive years prior to 2022, Ms. Hobson attended 100% of the total meetings of the Board and the committees on which she served.

WELL BALANCED TENURE


5
3
4
0-5 years
6-10 years
10+ years

Composition of Board Nominees

92%
Independent

42%
Women

17%
Black or African American

We are committed to our climate strategy and realizing the sizable economic opportunities that the transition presents for our Firm and our clients

NEW CLIMATE ACTIONS IN 2022

- Published the **Firm's *2022 Climate Report***. The report provides **updates on how we measure and make progress toward previously established targets** for the Oil & Gas, Electric Power and Automotive Manufacturing sectors
  - **Announced 2030 emissions intensity-reduction targets for three new sectors – Iron & Steel, Cement and Aviation**
- Announced intent to share more details on our approach to absolute-based metrics in 2023, including **disclosure of absolute financed emissions in key sectors of our financing portfolio**
- Hosted an investor event, ***The Business of Climate: Opportunities, Risks and Targets at JPMorgan Chase,*** discussing the Firm's climate strategy and progress
- Disclosed our **Carbon Assessment Framework ("CAF"),** an assessment methodology for our clients' emissions and decarbonization plans which is used as one factor in our decision-making on new transactions for in-scope clients in our targeted sectors (see graphic to right)

Key Aspects of Our Carbon Assessment Framework



Quantitative Assessment
Current Carbon Intensity
Client is scored relative to JPMorgan Chase's portfolio
Forecasted Carbon Intensity
Client is scored relative to JPMorgan Chase's 2030 interim target
Historical Carbon Intensity Reduction
Client is scored based on the 2-year change in its carbon intensity
Quantitative Score (1-5)
Qualitative Assessment
Holistic view of the client's plans to achieve its decarbonization plans
This includes strategic actions taken by clients to drive progress toward decarbonizing their business
Qualitative Score (1-5)
CLIENT CARBON ASSESSMENT FRAMEWORK SCORE
Bucket 1
Bucket 2
Bucket 3
Bucket 4
Bucket 5
Lowest
Highest

*The Board of Directors recommends that shareholders vote **AGAINST** the following climate-related proposals*

PROPOSAL 6: FOSSIL FUEL PHASE OUT

- The Firm set a target to finance and facilitate $1 trillion toward green initiatives, including supporting activities like renewable energy, clean technology, and sustainable transportation
- An abrupt withdrawal from financing new oil and natural gas projects would increase energy security risks
- Adopting the proposal could reduce certain energy clients' access to capital when seeking to finance green and transition activities
- **The requested policy would restrict management's ability to make the best business judgments on which companies and projects to finance, and would not be in the interests of the Firm's long-term shareholder value**

PROPOSAL 9: REPORT ON CLIMATE TRANSITION PLANNING

- We have taken voluntary action to disclose our climate approach and progress on a regular basis, informed by the Task Force on Climate-related Financial Disclosures (TCFD)
- The Firm's 2022 Climate Report includes detailed reporting of our progress on our three initial 2030 targets, established three new targets aligned with Net Zero, described our approach to climate risk management, and the use of our CAF for in-scope clients across lending and capital markets activities
- **The requested report would prescribe the content of our climate-related communications and would not necessarily be in the interests of long-term shareholder value**

PROPOSAL 12: ABSOLUTE GHG REDUCTION GOALS

- We intend to disclose absolute financed emissions in key sectors of our financing portfolio in 2023
- Management determined that the optimal approach for supporting our clients' transitions right now is carbon intensity targets which better balance accelerating emission reductions with fostering economic growth, and more effectively consider energy security
- Adoption of absolute targets in addition to intensity targets is not practical, and could risk transferring carbon intensive banking and emissions elsewhere
- **The requested report would interfere with management's ability to pursue its strategy, monitor and respond to developments, and is not in the interests of long-term shareholder value**

The independent chair proposal would prevent the Board from exercising its discretion to make the best-informed decision on its leadership structure

*The Board of Directors recommends that shareholders vote **AGAINST** the independent chair proposal (Proposal 5)*

REASONS FOR BOARD'S RECOMMENDATION TO VOTE AGAINST

- The Board is focused on a successful transition of the current CEO's role. Continuity of experience complements ongoing Board refreshment and **succession planning for the CEO leadership transition**
- Following the 2021 Annual Meeting, the Firm engaged extensively with shareholders and **adopted a general policy, upon the next CEO transition, that the Chair and CEO positions shall be separate**, subject to the Board's determination of the leadership structure that best serves the Firm and its shareholders at the time (see below)
- The policy requested by the shareholder proposal would be **adverse to the interests of the Firm's shareholders by restricting the Board's ability to use its experience, judgment, boardroom insight and ongoing shareholder feedback** to make the best-informed decision on its leadership structure based on then-current facts and circumstances
- The Board evaluates the Firm's leadership structure on an annual basis and believes that using its judgment to determine the appropriate structure is a **core Board function and a key part of fulfilling its fiduciary duty to shareholders**
- Contrary to the proponent's assertion, the **Board determined that the current Lead Independent Director, Stephen B. Burke, is independent.** Moreover, his tenure has allowed him to gain invaluable institutional knowledge making him extremely effective as Lead Independent Director
- JPMorgan Chase's Lead Independent Director role includes robust responsibilities, independent authority and provides a strong counterbalance to the Chair. **A Lead Independent Director is appointed when the Chair is not independent**



Jamie Dimon
Chairman & CEO



Stephen Burke
Lead Independent Director

The Board also considered the long-term performance of the Firm during the tenure of the current CEO in the combined role

- Since Mr. Dimon became CEO, the Firm has delivered ROTCE that has consistently and substantially outperformed that of our PSU performance group by more than 400bps on average
- An investment made in the Firm 10 years ago would have significantly outperformed that of the KBW Bank and S&P Financials indices by 88 and 151 percentage points, respectively, demonstrating strong TSR
- This enduring outperformance demonstrates the capabilities of the current CEO in overseeing the Firm's business in the combined role

The Firm's continued strong financial performance and meaningful progress on key initiatives, as described throughout the Proxy Statement, is evidence that the current structure allows for effective execution on strategic priorities

IN RESPONSE TO SHAREHOLDER FEEDBACK, WE RECENTLY MADE THE FOLLOWING KEY UPDATES TO OUR CORPORATE GOVERNANCE PRINCIPLES

4.1 Non-executive chair

Upon the next Chief Executive Officer transition, the general policy of the Board shall be that the Chair and Chief Executive Officer positions shall be separate and that each position shall be held by a different individual, subject to the Board's determination of the Board leadership structure that best serves the Firm and its shareholders.

4.2 Lead independent director

When the position of Chair is not held by an independent director, the independent directors shall annually appoint an independent director to serve as Lead Independent Director for a one-year term.

The Board of Directors also recommends that shareholders vote AGAINST the following proposals

PROPOSAL 7: AMENDING PUBLIC RESPONSIBILITY COMMITTEE CHARTER TO INCLUDE MANDATE TO OVERSEE ANIMAL WELFARE IMPACT AND RISK

- The Board has a robust risk oversight framework, and we believe that adding animal welfare considerations as a standalone topic to the Public Responsibility Committee is not necessary as it has not been identified as a key risk for the Firm
- The Public Responsibility Committee provides oversight of the Firm's positions and practices on a full range of issues that reflect the Firm's values and character and impact its reputation among its stakeholders

PROPOSAL 8: SPECIAL SHAREHOLDER MEETING IMPROVEMENT

- We already provide for a right to call a special meeting and to act by written consent, striking a balance between protecting all our shareholders and avoiding a waste of resources. The proponent has introduced substantial and unnecessary complexity to a straightforward matter
- The Firm cannot meaningfully engage with shareholders who wish to invoke their right to call a special meeting, unless they self-identify by registering their ownership. Shareholders who hold their shares in street name (beneficial ownership) may invoke the right to call a special meeting by transferring their shares to registered ownership

PROPOSAL 10: REPORT ON ENSURING RESPECT FOR CIVIL LIBERTIES

- We believe the requested report is based on allegations that are not true. The Firm has in place anti-discrimination policies that are intended to promote equal opportunity and prevent discrimination and harassment
- It is not our policy to debank people because of their political views or religious affiliation

PROPOSAL 11: REPORT ANALYZING THE CONGRUENCE OF THE COMPANY'S POLITICAL AND ELECTIONEERING EXPENDITURES

- We believe the Firm's current disclosures about its political spending policies and practices and its recent commitment to disclose any identified substantial misalignment in the company's values provide shareholders with meaningful information and address the concerns raised in the proposal
- Our political activities, as well as our lobbying and governance and oversight practices, are described in detail on the Political Engagement and Public Policy Statement page of our website

Annual Meeting overview

The Annual Meeting will be held in a virtual meeting format only, there will be no physical location for shareholders to attend

Logistics

- Date: Tuesday, May 16, 2023
- Time: 10:00 a.m. Eastern Time
- Virtual meeting site: www.virtualshareholdermeeting.com/JPM2023

Access

- To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/JPM2023 and enter the 16-digit control number included on your proxy card, voting instruction form or notice you previously received

Questions

- Shareholders may submit questions either before the meeting, from May 1 to May 12, 2023, or during a portion of the meeting
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Notes

NOTES ON NON-GAAP FINANCIAL MEASURES

1. Tangible common equity ("TCE"), ROTCE, TBVPS and Pre-tax income ex. LLR are each non-GAAP financial measures. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets(other than mortgage servicing rights), net of related deferred tax liabilities. ROTCE measures the Firm's net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm's TCE at period-end divided by common shares at period-end. Pre-tax income ex. LLR represents income on a managed basis before income tax expense(pre-tax income) excluding the change in loan loss reserves. This reflects the exclusion of the portion of the provision for credit losses attributable to the change in allowance for credit losses. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm's use of equity. Pre-tax income ex. LLR is utilized by the Firm to assess the Firm's operating performance. The following tables provide reconciliations and calculations of these measures for the periods presented.
2. In addition to analyzing the Firm's results on a reported basis, management reviews Firmwide results on a "managed" basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a "managed" basis. The Firm's definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the reportable business segments) on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.

NON-GAAP RECONCILIATIONS

Average TCE, ROE, ROTCE

	Average December 31,																	
(in millions, except per share and ratio data)	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Common stockholders' equity	$ 105,507	$ 110,697	$ 118,723	$ 128,116	$ 145,903	$ 161,520	$ 173,266	$ 184,352	$ 196,409	$ 207,400	$ 215,690	$ 224,631	$ 230,350	$ 229,222	$ 232,907	$ 236,865	$ 250,968	**$ 253,068**
Less: Goodwill	43,074	43,872	45,226	46,068	48,254	48,618	,48,632	48,176	48,102	48,029	47,445	47,310	47,317	47,491	47,620	47,820	49,584	**50,952**
Less: Other intangible assets	8,344	7,420	6,684	5,779	5,095	4,178	3,632	2,833	1,950	1,378	1,092	922	832	807	789	781	876	**1,112**
Add: Certain deferred tax liabilities(a)	2,104	2,025	2,966	2,369	2,547	2,587	2,635	2,754	2,885	2,950	2,964	3,212	3,116	2,231	2,328	2,399	2,474	**2,505**
Tangible common equity	56,193	61,430	69,779	79,638	95,101	111,311	123,637	$136,097	$149,242	$ 160,943	$170,117	$179,611	$185,317	$183,155	$186,826	$190,663	$ 202,982	**$ 203,509**
Net income applicable to common equity	8,470	14,440	15,365	4,931	9,289	16,728	18,327	$ 20,606	$ 17,081	$ 20,620	$ 22,927	$ 23,086	$ 22,778	$ 30,923	$ 34,844	$ 27,548	$ 46,734	**$ 36,081**
Return on common equity(b)	8 %	13 %	13 %	4 %	6 %	10 %	11 %	11 %	9 %	10 %	11 %	10 %	10 %	13 %	15 %	12 %	19 %	**14 %**
Return on tangible common equity(c)	15	24	22	6	10	15	15	15	11	13	13	13	12	17	19	14	23	**18**

(a) Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(b) Represents net income applicable to common equity / average common stockholders' equity.

(c) Represents net income applicable to common equity / average TCE.

Pre-tax income ex. LLR

	For the year ended December 31,					
	Firmwide				CCB	CB
(in millions)	2019	2020	2021	2022	2022	2022
Reported pre-tax income	$ 44,866	$ 33,815	$ 59,562	$46,166		
Fully taxable-equivalent adjustment	2,744	2,978	3,655	3,582		
Managed basis pre-tax income	47,610	38,793	63,217	49,748	$ 19,733	$ 5,546
Change in loan loss reserves	(44)	12,221	(12,122)	3,544	1,130	1,184
Pre-tax income ex. LLR	$ 47,566	$ 51,014	$ 51,095	$ 53,292	$ 20,863	$ 6,730

Managed basis Total net revenue

	For the year ended December 31,	
(in millions)	2021	2022
Reported Total net revenue	$ 121,649	$ 128,695
Fully taxable-equivalent adjustment[(a)]	3,655	3,582
Managed basis Total net revenue	$ 125,304	$ 132,277

(a) Predominantly recognized in Corporate & Investment Bank, Commercial Banking and Corporate.

Additional information and footnotes on slides

Slide 1: "Executive Summary"

1. For the period January 19, 2022 to March 9, 2023

Slide 2: "We focused our engagements on executive compensation, and shareholders were primarily focused on the one-time awards"

1. 20% of common shares outstanding

Slide 3: "We responded to shareholders' concerns by enhancing our executive compensation program in several ways"

1. The same applies for Mr. Pinto. For 2022 and going forward, the CMDC determined to align Mr. Pinto's compensation structure with that of Mr. Dimon
2. Source: Peer public filings. Peer short-term cash compensation includes salary, cash awards, and short-term cash-settled RSUs vesting within 12 months of grant

Slide 4: "New disclosures were also added as a result of the Board's review of our compensation program"

1. ROTCE is a non-GAAP financial measures; for a reconciliation and further explanation, see footnote 1 on slide 14

Slide 5: "The CMDC determined 2022 pay, referencing the Firm's annual and long-term operating performance and ROTCE, including over the recent pandemic cycle"

1. ROTCE, Managed Revenue, Managed Pre-Tax Income and Pre-Tax income (ex LLR) are each non-GAAP financial measures; for a reconciliation and further explanation, see footnote 1 on slide 14
2. In determining companies to include in the relative ROTCE scale, the CMDC selected competitors with business activities that overlap with at least 30% of the Firm's revenue mix. These are unchanged from prior years and include Bank of America, Barclays, Capital One Financial, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, Morgan Stanley, UBS and Wells Fargo.
3. Annual compensation comprises base salary, cash bonus paid and long-term incentive compensation (target value) in connection with the performance year, which may be different from amounts reported in the Summary Compensation Table. Refer to Note 1 on page 60 in Proxy for further information. The percentage of profits paid is equal to three-year average annual CEO compensation divided by three-year average net income. Excludes all special awards
4. The table is based of the annual change in loan loss reserves. In the first two quarters of 2020, approximately $16B in reserves were built before releases later in the year. As a result, the annual change in loan loss reserves reflected in the chart for 2020 is approximately $12B, as opposed to the peak amount during the year of approximately $16B

Slide 6: "Our disciplined pay for performance framework holistically assesses performance to determine total compensation and pay mix"

1. For 2022, the President's (Mr. Pinto) variable pay compensation is 19% Cash Award, 0% RSU, and 81% PSUs

Slide 7: "The CMDC reviews and sets ROTCE thresholds each year for that year's PSU award with a focus on rigor"

1. ROTCE is a non-GAAP financial measure; refer to Note 1 on page 14 for a further discussion of this measure. PSU peer performance reflects the average ROTCE of the group. Annual CEO pay excludes special awards with grant date fair values of $19.9mm in 2007 and $52.6mm in 2021 for the Firm, and any special awards to peer firm CEOs.

Forward-looking statements

This Proxy Supplemental Presentation contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as "anticipate," "target," "expect," "estimate," "intend," "plan," "goal," "believe" or other words of similar meaning. Forward-looking statements provide JPMorgan Chase & Co.'s ("JPMorgan Chase" or the "Firm") current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause the Firm's actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in JPMorgan Chase's Annual Report on Form 10-K for the year ended December 31, 2022. JPMorgan Chase does not undertake to update the forward-looking statements included in this Proxy Supplemental Presentation to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

This document is only a summary of certain information in JPMorgan Chase & Co.'s 2023 Proxy Statement, and shareholders should read the Proxy Statement in its entirety before voting their shares.

No reports, documents or websites that are cited or referred to in this Proxy Supplemental Presentation shall be deemed to form part of, or to be incorporated by reference into, this Proxy Supplemental Presentation.